Exhibit 23.1
                                                                    ------------





            Consent of Independent Registered Public Accounting Firm





The Board of Directors
Paragon Technologies, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-25555, No. 333-36397, No. 333-59226, and No. 333-65870) on Form S-8 and No.
333-40834 on Form S-3 of Paragon Technologies, Inc. of our report dated March 30, 2007, with respect to the consolidated balance sheets of Paragon Technologies, Inc. and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2006, which report appears in the December 31, 2006 annual report on Form 10-K of Paragon Technologies, Inc. Our audit report on the consolidated financial statements refers to the accounting change as a result of the adoption of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment.



                                  /S/ KPMG LLP






Philadelphia, Pennsylvania
March 30, 2007